UNITED STATES

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In connection with the previously announced business combination between Opportunity Financial, LLC (“OppFi”) and FG New America Acquisition Corp. (“FGNA” or the “Company”), on May 5, 2021, Joseph Moglia, Chairman of the Board of FGNA, was interviewed by Alison Kosik on CNN Business. A transcript of the interview and several social media posts are being filed herewith as soliciting material.

Transcript of interview of Joseph Moglia, Chairman of FGNA, on May 5, 2021

CNN Business

FULL SHOW 5/05/2021: SPAC craze, IMAX CEO, and market freakout

5/5/21

Allison Kosik: All right – billionaires, celebrities and athletes have raced to create special purpose acquisition companies or SPACS, over the past six months, but there are signs that the craze is slowing. Joe Moglia is Chairman of FG New America and the former chairman and CEO of TD Ameritrade and he joins me live. Great to have you on the show.

Joe Moglia: Happy to be on, Allison.

Allison Kosik: So looking at how SPACS have had great momentum and if you look at the calendar so far this, this year it was about two weeks ago that mark the first time this year, that there were no SPAC IPOs. Do you think investor enthusiasm is really waiting for SPACs.

Joe Moglia: I think the answer to that is absolutely yes. I think when you look at the actual numbers you know about 500 SPACs out there at least at the beginning of last year, if you look at what's actually been announced in terms of the deal so far this year there's about 70 of them. Although 70… there's only eight that might be profitable this year. And of those eight, there's only three that have profitability over the span of last three years, and there's actually one that's only had a 50% growth over the last three years. So, so consequently, you're looking at 500 SPACs, but you're only looking at a handful of merger candidates or targets that are realistic investments long term. I think the marketplace is starting to recognize that.

Allison Kosik: So do you think SPACs are just a fad then?

Joe Moglia: Oh no, no, no, they're not a fad. No, they are a legitimate way to be able to bring a private company to market, but it's the quality of that company that we're looking at. I mean I think it gives you a pretty good example on this. So, fundamental global has announced the merger with OppFi. Now OppFi is one of those companies that's been profitable last three years, and in fact they're the only one that's had a 50% growth rate. Now, when we did that announcement, you have three to four months to be able to look at look at the company, look it up to evaluate it, and then make a decision as to whether you want to be invested in that. I think early on, especially individual investors, they started to invest in the IPO SPAC – an individual investor should not be doing that. They should not be doing that. An institutional investor can. A retail investor shouldn't – they should not even begin looking at it until a merger candidate is announced, but there are, there are some problems with that with regards to that we could get some help from a regulatory perspective with.

Allison Kosik: Right. And so, what do you think the SEC has to do at this point? Does it need to step up its regulation with SPACs.

Joe Moglia: Yeah, well, I think there are two. I think a couple things that that they could do so, so to use OppFi… is a good example. So we talked about our… our multiples, for example we got a 9.PE, we've got like five times EBITA that's based on 2022 numbers. When you look at most of the murders that have been announced, they don't have any revenues, and they have this grandiose plan, and all of a sudden 2026… these numbers are remarkable. Well I think one of the things SEC can do is, they can get rid of a safe harbor deal with regard to that. And they can't allow, they can't allow the merger candidate to talk about what's gonna happen in 2026… that's not fair to the individual investor that's one thing. Number two, I think the sponsors like your FGNA should be taking more responsibility for what's going on later on. And I think they can do that by having a longer lockup, period. So for example I have a two year commitment to OppFi that with regards to my stock, and you want you want sponsors and the merger candidates to be able to work together in partnership. And too often, the SPAC do a deal and go away. Take the money and leave. So I think that's a couple of things that the SEC can do– longer lockup periods and eliminate the safe harbor provision so, so you can't just say what are you going to do five years from now, that’s kind of silly.

Allison Kosik: Now you had mentioned retail investors jumping on the SPAC bandwagon just briefly a minute ago, but a little bit more for me on this, how do you think retail investors should approach SPACs?

Joe Moglia: I think the way they would any other way… they would any other investment. You got different types of retail investors… you got the long-term investors, you got somebody that’s a long-term investor, but a combination trader as well with 10 trades or something on month, then you get the day trader. The day trade is a different world, they're not going to be the stock to long. So however they've been normally doing it they can continue to do it. With the individual trade it has to know, Allison, is that when the SPAC comes to market… the SPAC itself is an empty vehicle. All it's doing is looking for the right merger candidate. It may or may not find it I think most of the SPACs actually going to go out of business. So as an individual investor, we've got to be able to educate our investor community, so they understand. Don't worry about the IPO, wait until a merger is announced. Now you've got three to four months, evaluate that particular company, and decide whether or not that's a company you want to invest in for the long term. That's what they need to do to get the SPAC IPO, pay attention to the merger candidate when it is announced, and make a decision there as to whether or not you want to be in the stock.

Allison Kosik: If you were going to put IPO vs. SPAC in retail investors, what would be the advantages of letting them going into a SPAC vs. an IPO?

Joe Moglia: Well, as far as the for the… for the retail investor, if you come in the IPO, you've got to be able to talk about what your earnings would look like right now. Right, and with the, with the SPAC… the SPAC merger candidate, you could talk about what you're gonna do 2026. We already addressed that. That's not a particular advantage for the individual investor, but for the sponsor, or for the merger candidate, you're guaranteed that you are going to come to the market, you always have a pretty good idea exactly what your price is. And the other piece is, to what extent do you want a long term relationship with the SPAC sponsor. I think when you look at the ones we have the one I'm chairman of this we've got tremendous experience, frankly, from an operating perspective, that a lot of other sponsors don't have. So there are three reasons why there would be a benefit for a company, a private company to do with SPAC as opposed to an IPO.

Allison Kosik: Okay, Joe Moglia great talking with you today. See you soon, thanks.

Joe Moglia: Alison, appreciate it.

###

The following communication was shared by Joseph Moglia, Chairman of FGNA, through his LinkedIn account on May 5, 2021

LinkedIn: Today I had an insightful conversation with CNN Business Correspondent and Anchor Alison Kosik about SPAC trends, what more we could do from a regulatory perspective and my thoughts on individual investing. Listen here: https://bit.ly/33lTcUB

Legal Disclaimer: http://oppl.co/3vcabFp
#Investing #RetailInvesting #SPACs #StockMarket #Finance #OppFi

The following communication was shared by Joseph Moglia, Chairman of FGNA, through his Twitter account on May 5, 2021

Twitter: Terrific conversation today with @CNNBusiness Correspondent and Anchor @AlisonKosik about whether the #SPAC trend is waning; potential regulation, and how individual investors should approach SPACs. Legal Disclaimer: http://oppl.co/3vcabFp https://bit.ly/33lTcUB #Investing

The following communication was shared by Joseph Moglia, Chairman of FGNA, through his LinkedIn account on May 7, 2021

LinkedIn: Following up on my appearance on @CNNBusiness with @Alison Kosik this week, here’s an interview with OppFi founder, @Jared Kaplan, on how this company is working in the lending market. They discuss the company’s vision to fulfill its financial health mission. Read more here: https://bit.ly/3h8LANb

Legal Disclaimer: http://oppl.co/3vcabFp

#Finance #FinTech #FinancialInclusion #Technology #FiscalHealth #OppFi

The following communication was shared by Joseph Moglia, Chairman of FGNA, through his Twitter account on May 7, 2021

Twitter: Interesting read from @newsient detailing his interview with #OppFi founder, @JaredSKaplan, on how this company is working in the lending market. https://bit.ly/3h8LANb Legal Disclaimer: http://oppl.co/3vcabFp #Finance #FinTech

Important Information About the Business Combination and Where to Find It

In connection with the proposed business combination, the Company filed a preliminary proxy statement and will file a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). The Company’s stockholders and other interested persons are advised to read the preliminary proxy statement and the amendments thereto and, when available, the definitive proxy statement and documents incorporated by reference therein filed in connection with the business combination, as these materials contain important information about OppFi, the Company and the business combination. When available, the definitive proxy statement and other relevant materials for the business combination will be mailed to stockholders of the Company as of a record date to be established for voting on the business combination. Stockholders of the Company will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: FG New America Acquisition Corp., 105 S. Maple Street, Itasca, Illinois 60143, Attention: Hasan Baqar.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in the Company was filed in the preliminary proxy statement for the proposed business combination and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to FG New America Acquisition Corp., 105 S. Maple Street, Itasca, Illinois 60143, Attention: Hasan Baqar. Additional information regarding the interests of such participants will be contained in the proxy statement for the business combination when available.

OppFi and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the business combination was included in the preliminary proxy statement for the proposed business combination. Additional information regarding the interests of such participants will be contained in the proxy statement for the business combination when available.

Forward-Looking Statements

This communication includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. FGNA's and OppFi's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, OppFi's beliefs regarding the impact of the proposed business combination on its business. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside FGNA's and OppFi's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive business combination agreement (the "Agreement"); (2) the outcome of any legal proceedings that may be instituted against FGNA and OppFi following the announcement of the Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of FGNA, certain regulatory approvals or satisfy other conditions to closing in the Agreement, including with respect to the levels of FGNA stockholder redemptions; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on OppFi's business and/or the ability of the parties to complete the proposed business combination; (6) the inability to obtain or maintain the listing of the combined company's shares of common stock on the New York Stock Exchange following the proposed business combination; (7) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (8) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed business combination; (10) changes in applicable laws or regulations; (11) the possibility that OppFi or FGNA may be adversely affected by other economic, business, and/or competitive factors; (12) whether OppFi will be successful in launching OppFi Card, including whether there will be consumer or market acceptance of OppFi Card; and (13) other risks and uncertainties indicated from time to time in FGNA’s proxy statement relating to the proposed business combination, including those under "Risk Factors" therein, and in FGNA's other filings with the SEC. FGNA and OppFi caution that the foregoing list of factors is not exclusive. FGNA and OppFi caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. FGNA and OppFi do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the business combination. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.